Exhibit 24(b)(10):  Consent of Independent Registered Public Accounting Firm

Exhibit 24(b)(10) – Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 19 to the Registration Statement (Form N-4, No. 333-130822) of Variable Annuity Account I of Voya Retirement Insurance and Annuity Company, and to the use  therein of our reports dated  (a) March 16, 2021, with respect to the consolidated financial statements of Voya Retirement Insurance and Annuity Company and (b) April 16, 2021, with respect to the financial statements of Variable Annuity Account I of Voya Retirement Insurance and Annuity Company.

/s/ Ernst & Young LLP

San Antonio, TX April 16, 2021